UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2010, 1st United Bank (“1st United Bank”), the wholly-owned subsidiary of 1st United Bancorp, Inc. (the “Registrant”), assumed substantially all of the deposits (other than approximately $88 million of depository-organization brokered deposits) and certain identified liabilities and acquired certain assets of The Bank of Miami, a national association headquartered in Coral Gables, Florida (“TBOM”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for TBOM (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated December 17, 2010, among the FDIC, as receiver of TBOM, the FDIC, and 1st United Bank (the “Agreement”). A copy of the Agreement is filed as an exhibit hereto.

1st United Bank acquired approximately $400 million in assets, including approximately $283 million in loans and approximately $7 million in other real estate owned, with the remaining assets primarily consisting of cash and marketable investment securities. 1st United Bank also assumed approximately $327 million in liabilities, including approximately $256 million in customer deposits and approximately $71 million in FHLB advances.

No subsidiaries or other assets were acquired or liabilities assumed from TBOM’s parent entities. The deposits were acquired with a 0% premium and assets were acquired at a discount of approximately $38 million subject to customary adjustments. The terms of the Agreement provide for the FDIC to indemnify 1st United Bank against claims with respect to liabilities and assets of TBOM or any of its affiliates not assumed or otherwise purchased by the Registrant and with respect to certain other claims by third parties.

Each of TBOM’s three banking offices located in Florida have reopened as branches of 1st United Bank. The physical branch locations and leases were not immediately acquired by 1st United Bank in the Acquisition. 1st United Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, TBOM (including ATM locations). 1st United Bank is currently reviewing the bank premises and related leases of TBOM. In addition, 1st United Bank has an option, exercisable for 90 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to TBOM.

Loss Sharing Arrangements

In connection with the Acquisition, 1st United Bank entered into loss sharing agreements with the FDIC that collectively cover the entire $283 million loan portfolio and the $7 million other real estate owned (the “Covered Assets”). None of the other acquired assets of TBOM are covered by loss sharing agreements with the FDIC.

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse 1st United Bank for losses with respect to Covered Assets begins with the first dollar of loss incurred. The FDIC will reimburse 1st United Bank for 80% of losses with respect to Covered Assets. 1st United Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid 1st United Bank 80% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and 1st United Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans and other real estate owned provides for FDIC loss sharing for five years and 1st United reimbursement for eight years on the same terms and conditions as described above.

The loss sharing agreements prohibit the assignment by 1st United Bank of its rights under the loss sharing agreements and the sale or transfer of any subsidiary of 1st United Bank holding title to Covered Assets without the prior written consent of the FDIC. An assignment would include (i) the merger or consolidation of 1st United Bank with or into another bank, if the Registrant will own less than 66.66% of the equity of the resulting bank; (ii) the merger or consolidation of the Registrant with or into another company, if the shareholders of the Registrant will own less than 66.66% of the equity of the resulting company; (iii) the sale of all or substantially all of the assets of 1st United Bank to another company or person; or (iv) a sale of shares by any one or more shareholders of the Registrant or 1st United Bank that would effect a change in control of 1st United Bank. 1st United Bank’s rights under the loss sharing agreements will terminate if any assignment of the loss sharing agreements occurs without the prior written consent of the FDIC.

In addition, on February 14, 2021, 1st United Bank will pay to the FDIC 50% of the excess, if any, of (1) $14,000,000 minus (2) the sum of (a) 25% of the asset discount bid made in connection with the Acquisition, (b) 20% of the Cumulative Shared-Loss Payments (as defined below) and (c) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreement. For the purposes of the above calculation, Cumulative Shared-Loss Payments means (i) the aggregate of all of the payments made or payable to the Registrant under the loss sharing agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the loss sharing agreements.

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Acquisition. The amount that 1st United Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item, the Registrant intends to file such financial statements in its Annual Report on Form 10-K no later than March 4, 2011.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial statements are required by this Item, the Registrant intends to file such information in its Annual Report on Form 10-K no later than March 4, 2011.

(d)	Exhibits.

2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of The Bank of Miami, National Association, Coral Gables, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, dated as of December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: December 22, 2010	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of The Bank of Miami, National Association, Coral Gables, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, dated as of December 17, 2010.